UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 13, 2017

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A,

West Henrietta NY 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2017, Tim Harned Boris was appointed to the board of directors of Vuzix Corporation (the “Company”). Mr. Harned will also serve on the audit committee and nominating committees of the Company’s board of directors.

On June 15, 2017, Paul Boris was re-appointed to the board of directors of the Company. Mr. Boris had previously been appointed to the board of directors on June 20, 2016 and he resigned from the board on May 8, 2017 when he joined the Company as its Chief Operating Officer.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2017, the Company held its annual meeting of stockholders. At the annual meeting, Paul J. Travers, Grant Russell, Edward Kay, Alexander Ruckdaeschel and Michael Scott were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, and stockholders ratified the board of directors’ appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2017.The final voting results on these matters were as follows:

 1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	10,864,201	199,183	8,075,415
Grant Russell	10,862,011	201,373	8,075,415
Edward Kay	10,779,071	284,313	8,075,415
Alexander Ruckdaeschel	10,411,136	652,248	8,075,415
Michael Scott	10,775,592	287,792	8,075,415

2.  Ratification of appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2017:

Votes For	Votes Against	Votes Abstained
18,792,501	308,829	37,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017	VUZIX CORPORATION
	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer